UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Since the date of the last reported issuance of unregistered equity securities of Conor Medsystems, Inc. (the “Company”), the Company has issued the following unregistered securities:

(1) On April 4, 2005, the Company issued 210,129 shares of its common stock to three accredited investors upon the exercise of warrants. The warrants were exercised using a net exercise provision, whereby the holders thereof surrendered their right to receive a portion of the shares of common stock issuable upon exercise thereof in payment of the exercise price. In issuing the shares of common stock underlying the warrants, the Company relied upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as the Company exchanged outstanding securities with its then securityholders without paying any commissions or other remuneration in connection with such exchange, and under Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

(2) From April 8, 2005 to June 15, 2005, the Company issued an aggregate of 151,079 shares of its common stock to 15 accredited investors for an aggregate purchase price of $898,920.05 upon the exercise of warrants. In issuing the shares of common stock underlying the warrants, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOR MEDSYSTEMS, INC.

Dated: June 17, 2005	By:	/s/ Michael Boennighausen
Michael Boennighausen
Vice President and Chief Financial Officer

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